Exhibit 32.1

CERTIFICATION OF TRUSTEE

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned Trustee of FSP Galleria North Corp. Liquidating Trust (the “Liquidating Trust”) hereby certifies, to his knowledge, that:

(i)  the accompanying Annual Report on Form 10-K of the Liquidating Trust for the year ended December 31, 2016 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(ii)  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Liquidating Trust.

Date: March 30, 2017

By:	/s/ John G. Demeritt
John G. Demeritt
Executive Vice President, Chief Financial Officer and Treasurer
FSP PROPERTY MANAGEMENT LLC
Trustee of FSP Galleria North Corp. Liquidating Trust

The foregoing certification is being furnished with the Liquidating Trust’s Form 10-K for the year ended December 31, 2016 pursuant to 18 U.S.C. Section 1350. It is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and it is not to be incorporated by reference into any filing of the Liquidating Trust, whether made before or after the date hereof, regardless of any general information language in such filing.